Exhibit 99.2

NEWS RELEASE

GRAY TELEVISION ANNOUNCES $150 MILLION EXPANSION

OF SHARE REPURCHASE AUTHORIZATION

Atlanta, Georgia – November 5, 2020. . . Gray Television, Inc. (“Gray,” the “Company,” “we,” or “our”) (NYSE: GTN and GTN.A) announced today that its Board of Directors has authorized an expansion of Gray’s share repurchase authorization for up to an additional $150 million of outstanding common stock (GTN) and/or Class A common stock (GTN.A) through December 31, 2023. This additional authorization increases the total capacity under Gray’s share repurchase program to $220 million when combined with the approximately $70 million remaining under its previous authorization.

Share repurchases would be implemented through purchases made from time to time in either the open market or private transactions. The share repurchases could include purchases pursuant to a written trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which allows companies to repurchase shares of stock at times when they might otherwise be prevented from doing so by securities laws or under self-imposed trading blackout periods. The extent that the Company repurchases its shares, the number of shares and the timing of any repurchases will depend on general market conditions, regulatory requirements, alternative investment opportunities and other considerations. Gray’s repurchase program may be modified, suspended or terminated at any time without prior notice. The new authorization prohibits the Company from purchasing shares directly from the Company’s officers, directors, or the Gray Television, Inc. Capital Accumulation Plan (401K plan).

As of October 31, 2020, Gray had 89,112,965 shares of common stock outstanding and 7,048,006 shares of Class A common stock outstanding. Shares repurchased will be held as treasury shares and may be used for general corporate purposes including, but not limited to, satisfying obligations under our employee benefit plans and long-term incentive plan.

About Gray Television:

Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24 percent of US television households. Over calendar year 2019, Gray’s stations were ranked first in 69 markets, and first or second in 87 markets, as calculated by Comscore’s audience measurement service. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content. For further information, please visit www.gray.tv.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Cautionary Statements Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws.  These “forward-looking statements” are statements other than statements of historical fact and may relate to, among other things, the timing and amount of any stock repurchases, and our liquidity position.  Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release.  All information set forth in this release is as of the date hereof except as otherwise noted.  We do not intend, and undertake no duty, to update this information to reflect future events or circumstances.  Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2020, each of which is on file , or may be included in other reports filed from time to time, with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 404-266-8333

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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